SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2005 (October 26, 2005)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-8052	63-0780404
(State or other	(Commission File No.)	(I.R.S. Employer ID No.)
jurisdictionof incorporation)

2001 Third Avenue South, Birmingham, Alabama 35233

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 325-4200

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Index of Exhibits page 2.

Total number of pages in this report is 3.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)	At its October 26, 2005 meeting, the Board of Directors of Torchmark Corporation elected M. Jane Buchan and Robert W. Ingram as directors of the Company. There are no arrangements or understandings between Ms. Buchan, Mr. Ingram and any other persons pursuant to which either Ms. Buchan or Mr. Ingram was selected as a director of Torchmark.

Ms. Buchan and Mr. Ingram were named to the Governance and Nominating Committee. Ms. Buchan was named to the Compensation Committee and Mr. Ingram was named to the Audit Committee.

Neither Ms. Buchan nor Mr. Ingram have had, since December 31, 2004, or propose to have, any transaction or series of transactions to which Torchmark or any of its subsidiaries were or are to be a party where the amount involved exceeds $60,000 and in which she or he had or will have a direct or indirect material interest.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date:October 27, 2005	/s/ Carol A. McCoy
Carol A. McCoy,
Vice President, Associate Counsel and Secretary